Exhibit 10.9

CUSTODIAL AGREEMENT

Dated as of October 30, 2007

Among

MINISTRY PARTNERS FUNDING, LLC
as the Borrower

EVANGELICAL CHRISTIAN CREDIT UNION
individually and as the Servicer

BMO CAPITAL MARKETS CORP.
as the Agent

LYON FINANCIAL SERVICES, INC.
(d/b/a U.S. Bank Portfolio Services)
as the Back-up Servicer

and

U.S. BANK NATIONAL ASSOCIATION
as the Custodian

CUSTODIAL AGREEMENT

CUSTODIAL AGREEMENT, dated as of October 30, 2007 (this “Agreement”), among U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as custodian (together with its successors and permitted assigns in such capacity, the “Custodian”), LYON FINANCIAL SERVICES, INC. (d/b/a U.S. Bank Portfolio Services) as back-up servicer (together with its successors and permitted assigns in such capacity, the “Back-up Servicer”), MINISTRY PARTNERS FUNDING, LLC (the “Borrower”), EVANGELICAL CHRISTIAN CREDIT UNION, individually (“ECCU”) and as Servicer (together with its successors and permanent assigns in such capacity, the “Servicer”) and BMO CAPITAL MARKETS CORP. (“BMO”), as Agent (the “Agent”).

W I T N E S S E T H

WHEREAS, pursuant to the Loan, Security and Servicing Agreement, dated as of the date hereof (as amended, restated, supplemented and/or otherwise modified from time to time, the “Loan Agreement”), among Fairway Finance Company, LLC as the Lender named therein (the “Lender”), the Agent, the Borrower, ECCU, the Custodian, the Account Bank and the Back-up Servicer, the Lender has agreed to provide financing for the purchase by the Borrower of certain Mortgage Loans and the other Purchased Assets related thereto;

WHEREAS, pursuant to the Loan Agreement, the Borrower has granted to the Agent, for the benefit of the Lender, a security interest in, among other things, all of the Mortgage Loans and the related Mortgage Files for the purpose of securing the due and punctual payment of all amounts due from the Borrower under the terms of the Loan Agreement;

WHEREAS, the Agent desires that the Custodian take possession of and hold the Mortgage Files and other documents related thereto as the Custodian for, and bailee of, the Agent, for the benefit of the Lender;

WHEREAS, the Agent desires that the Custodian take certain other actions specified herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.           Definitions.  Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Loan Agreement.  The following terms shall have the following meanings when used in this Agreement:

“Collateral Receipt” has the meaning set forth in Section 4(a) hereof.

“Custodial Monthly Report” has the meaning set forth in Section 6(d) hereof.

“Deficiency” shall mean as of any date and with respect to any Mortgage File and Mortgage Loan related thereto (i) the failure of any one or more of the documents, instruments or agreements contained therein to appear on their face to be fully executed or to correspond substantively to the information on the related Mortgage Loan Schedule; (ii) any one or more of the documents, instruments or agreements contained therein are mutilated, materially damaged, torn or otherwise physically altered; (iii) the absence from a Mortgage File of any document, instrument or agreement required to be contained therein as of such date, or (iv) any discrepancies between the information set forth in the Mortgage Loan Schedule with respect to such Mortgage Loan and the information set forth in the Mortgage File.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of the Custodian, (ii) the ability of the Custodian to perform its obligations under this Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) the Agent’s first priority perfected security interest, for the benefit of the Secured Parties, in the Mortgage Loans generally or in any significant portion of the Mortgage Loans or any other Collateral, or (v) the collectibility of the Mortgage Loans generally or of any material portion of the Mortgage Loans.

“Mortgage File” has the meaning given to such term in the Purchase Agreement.

“MPIC” means Ministry Partners Investment Corporation, a California corporation.

“Notice of Pledge” means a fully executed Confirmation and Notice of Pledge in the form of Exhibit 5 to this Agreement.

“Purchase Agreement” means either the ECCU Mortgage Loan Purchase Agreement or the MPIC Mortgage Loan Purchase Agreement, as the context requires.

“Purchased Asset” has the meaning given to such term in the Purchase Agreement.

“Request for Release of Documents” means a request for release, appropriately completed, substantially in the form of Exhibit 1 to this Agreement.

“Specified Documents” means, with respect to any Mortgage File, the documents required to be contained therein pursuant to the definition of the term “Mortgage Files” contained in the Purchase Agreement; provided, that to the extent that the definition of “Mortgage File” includes any of the phrases “as applicable”, “any” or “if any” in the description of any such documents, then for the purposes of certification the Custodian is entitled to assume that no such documents exist if they are not included in the file related to such Mortgage Loan (unless otherwise specified in writing by the Servicer or the Agent).

2.           Appointment of the Custodian.

Subject to the terms and conditions hereof, each of the Agent and the Borrower hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment and agrees, to act as custodian and bailee on behalf of the Borrower and the Agent, for the benefit of the Lender, to maintain exclusive custody of the Mortgage Files pertaining to the Mortgage Loans from time to time pledged under the Loan Agreement in order to perfect the ownership interest of the Borrower and the security interest of the Agent, for the benefit of the Lender, in the Mortgage Notes evidencing such Mortgage Loans and the other items in the Mortgage Files and any and all proceeds of the foregoing.  In performing its duties hereunder, the Custodian agrees to act with reasonable care, using that standard of skill and attention that the Custodian would exercise with respect to the files relating to all comparable mortgage loans that it services or holds for itself or others (provided, that if applicable industry standards of care, skill and attention are more stringent than the Custodian’s standard of care, skill and attention, then the Custodian shall be obligated to follow the more stringent industry standards).  Whenever the term “bailee” is used in this Agreement, it shall mean a Person in possession of collateral for a secured party’s benefit as set forth in Section 9-313 of the UCC.

3.           Delivery of Individual Mortgage Files.

(a)           On or prior to the fourth (4th) Business Day prior to any Purchase Date, (i) the Borrower shall deliver (or cause to be delivered) to the Custodian and the Agent a Notice of Pledge together with a Mortgage Loan Schedule listing each of the Mortgage Loans to be pledged under the Loan Agreement on such Purchase Date, (ii) the Borrower shall deliver (or cause to be delivered) and release to the Custodian as custodian for, and bailee, and for the benefit, of the Agent, for the benefit of the Lender, the Mortgage File pertaining to each of the Mortgage Loans to be pledged under the Loan Agreement on such Purchase Date; provided, however, if more than 250 Mortgage Files are delivered to the Custodian with respect to any Purchase Date, the Borrower and the Custodian shall agree to a reasonable longer time for such review.

(b)           The Custodian shall be entitled to rely upon the related Mortgage Loan Schedule provided by the Borrower pursuant to Section 3(a) as the conclusive schedule in its review, pursuant to Section 4 hereof, of the related Mortgage Files.

(c)           In the event that the Borrower (or the Servicer at the request of the Borrower and on its behalf) cannot deliver the original recorded Mortgage, or all interim recorded assignments satisfying the requirements of clauses (iii) and (iv) of the definition of “Mortgage Files” set forth in Section 2.05(a) of the Purchase Agreement on the related Purchase Date because such document or documents have not been returned from the applicable public recording office, then Borrower (or the Servicer at the request of the Borrower and on its behalf) shall promptly deliver to the Custodian the original Mortgage or the interim assignment, as the case may be, with evidence of recording indicated thereon, promptly following its receipt thereof from such public recording office, or a copy of it, certified, if appropriate, by the relevant recording office.  The delivery by the Borrower to the Custodian of the original Mortgage and each interim assignment or a copy of them, certified, if appropriate, by the relevant recording office, shall be made not later than ninety (90) days following the related Purchase Date.

(d)           From time to time, the Borrower shall forward to the Custodian for inclusion in the appropriate Mortgage File any additional documents (including without limitation, the then-current Mortgage Appraisal) which come into existence and are required to be included in a Mortgage File previously delivered to the Custodian.  The Custodian shall add such additional documents to the appropriate Mortgage File, and such documents shall thereafter be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

(e)           Upon its receipt of written instruction with respect thereto from the Agent after the occurrence of an Event of Default or Unmatured Event of Default, the Servicer shall insert the name of the Lender or its designee in the allonge or Assignment of Mortgage related to a Mortgage Loan and shall record such Assignment of Mortgage in the relevant recording office.

4.           Certification Regarding Individual Mortgage Files.

(a)           Not later than 10:00 A.M. (New York City time) on each Purchase Date, the Custodian shall deliver to the Agent, the Servicer and the Borrower an acknowledged Notice of Pledge and a certificate (each such certificate, a “Collateral Receipt”), in the form annexed as Exhibit 2 hereto, to the effect that, as to each Mortgage Loan listed on the Mortgage Loan Schedule delivered with respect to such Purchase Date to the Custodian and the Agent pursuant to Section 3(a), (i) such documents have been reviewed by it and no Deficiency exists with respect to such Mortgage File and related Mortgage Loan, (ii) all signatures appearing thereon are original signatures, (iii) none of such documents contains any stamp or evidence of any Adverse Claim thereon, (iv) the Custodian has received evidence that all Assignments of Mortgage or intervening assignments of mortgage, as applicable, have been submitted for recording, and (v) each Mortgage Note has been duly assigned (via endorsement or allonge) from the Seller to blank without recourse, and endorsed with the manual signature of the Seller and showing a complete chain of endorsement from the related originator.

(b)           The Custodian shall attach to the Collateral Receipt a listing (an “Exception Report”) of any discrepancies identified from the requirements outlined above and any other Deficiencies that it discovers.

5.           Deficiencies in Mortgage Files.

(a)           If any Collateral Receipt discloses any Deficiencies in any Mortgage File, then the Agent shall notify the Custodian, the Borrower and the Servicer in writing that the Borrower or the Servicer (solely in its capacity as the Servicer, at the direction and expense of the Borrower) must cure the Deficiencies noted in the related Exception Report within thirty (30) days of the date of such notification (it being understood by the parties hereto that any Mortgage Loan as to which an unwaived Deficiency exists shall not be deemed an Eligible Mortgage Loan under the Loan Agreement).

(b)           If a notice given to the Custodian by the Agent pursuant to Section 5(a) states that the Borrower or the Servicer shall take the action specified in Section 5(a) above and the Borrower or the Servicer fails to take such action, then the Custodian shall note the continuing Deficiency in the next Custodial Monthly Report and shall retain the deficient Mortgage File or, at the direction of the Agent, return such Mortgage File to the Borrower.

(c)           Within seven (7) Business Days after receipt by the Custodian of any additional documents relating to a Mortgage Loan (including without limitation pursuant to Section 3(d) and Section 5(a)), the Custodian shall review such documents and, no later than the third (3rd) Business Day of the month following the Custodian’s receipt of such additional documents, the Custodian shall make a revised loan list and Exception Report electronically available to the Agent.

(d)           If at any time the Borrower, the Custodian, the Servicer, the Agent or the Back-up Servicer finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the related Mortgage Loan Schedule or, if in the course of its review, any such Person determines that such Mortgage File does not include any of the documents required to be included therein pursuant to Section 2.05(a) of the Purchase Agreement or is otherwise defective in any material respect, then such Person shall notify the other parties hereto to such effect; provided, that no separate review obligation shall arise by operation of this clause.  The Seller shall either (i) correct or cure any such defect, (ii) purchase such Mortgage Loan at the Repurchase Amount relating to such Mortgage Loan, or (iii) substitute such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with and on the terms set forth in the Purchase Agreement.

(e)           Upon discovery by a party hereto of a breach of any of the representations and warranties set forth in Section 3.01(e), (h), (i), (l) or (u) of the Purchase Agreement, the party discovering such breach shall give prompt written notice to the other parties hereto; provided, that no separate review obligation shall arise by operation of this clause.  The Seller shall thereupon either (i) cure such breach, (ii) repurchase the related Mortgage Loan at the Repurchase Amount relating to such Mortgage Loan, or (iii) substitute such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with and on the terms set forth in the Purchase Agreement.

6.           Obligations of the Custodian.

(a)           The Custodian shall segregate and maintain continuous custody of the Mortgage Files in secure and fire resistant facilities in accordance with customary standards for such custody in the State of Minnesota.  The Custodian shall promptly report to the Borrower and the Agent any failure on its part to hold the Mortgage Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy such failure.

(b)           With respect to the documents constituting each Mortgage File, the Custodian shall (A) act as the custodian for, and the bailee of, the Borrower to perfect the ownership interest of the Borrower in the documents constituting such Mortgage File, (B) act as the custodian for, and the bailee for the benefit of, the Agent (for the benefit of the Lender) to perfect the security interest of the Agent (for the benefit of the Lender) in the documents constituting such Mortgage File, (C) hold all documents constituting such Mortgage File received by it for the exclusive use and benefit of the Agent, for the benefit of the Lender, and (D) make dispositions thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Agent.

(c)           In the event that (i) the Agent, the Borrower or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Mortgage File or a document included within a Mortgage File or (ii) a third party shall institute any court proceeding by which any Mortgage File or a document included within a Mortgage File shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall use its best efforts to promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings.  The Custodian shall continue to hold and maintain all Mortgage Files that are the subject of such proceedings pending a final non-appealable order of a court of competent jurisdiction permitting or directing disposition thereof.  Upon final non-appealable determination of such court, the Custodian shall dispose of such Mortgage File or any document included within such Mortgage File as directed by such determination or, if no such determination is made, in accordance with the provisions of this Agreement.  Expenses of the Custodian incurred as a result of such proceedings shall be borne by the Borrower, to the extent of funds available to pay such expenses pursuant to clause tenth of Section 1.4(d) and clause eighth of Section 1.4(e) of the Loan Agreement, as applicable.

(d)           The Custodian shall deliver to the Agent and the Servicer no less frequently than once per calendar month a report (the “Custodial Monthly Report”), in a form to be agreed upon by the Custodian and the Agent, that sets forth a list of all Mortgage Files held by the Custodian as of the date of delivery of such Custodial Monthly Report and all Deficiencies with respect to such Mortgage Files as of the date of delivery of such Custodial Monthly Report.

7.           Release of Mortgage Files.

(a)           The Custodian shall, upon three (3) Business Days’ prior written notice, release all or any part of any Mortgage File (i) to the Agent, upon written request of the Agent, and (ii) to the Seller, following the Seller’s deposit into the Collection Account of the Repurchase Amount in connection with Seller’s repurchase of a Mortgage Loan as required by the terms of the Purchase Agreement and the Agent’s execution and delivery of instruments of release with respect thereto, as set forth in Section 2.06 of the Purchase Agreement.

(b)           In addition, if the Servicer delivers a Request for Release of Documents to the Custodian (which such Request for Release of Documents shall have been acknowledged and signed by the Agent), the Custodian shall deliver a specified Mortgage File to the Servicer.  All documents so released to the Servicer shall be held by the Servicer in trust for the Borrower, the Agent and the Lender.  If a Mortgage File is released to the Servicer pursuant to the previous sentence for the purpose of facilitating the servicing or enforcement of the Mortgage Note related to such Mortgage File, the Servicer shall return such Mortgage File immediately upon its need for such Mortgage File having come to an end.  At such time as the Servicer returns any such Mortgage File to the Custodian, the Servicer shall provide written notice of such return to the Agent and the Custodian in the form of Exhibit 3 to this Agreement.  The Custodian shall acknowledge receipt of the returned materials in its next Custodial Monthly Report.

(c)           The Servicer shall indemnify the Custodian, the Borrower, the Agent and the Lender and each of their respective officers, directors and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against such Person as a result of the release of any Mortgage Loans or Mortgage Files or portions thereof pursuant to this Section 7 to the Servicer or the retention of any Mortgage Loans and Mortgage Files or such portions thereof by the Servicer or any of its Affiliates; provided, however, that the Servicer shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting solely from the willful misfeasance, bad faith or gross negligence (or in the case of the Custodian, the negligence) of such Person. The provisions of this Section 7(c) shall survive the termination of this Custodial Agreement or the termination or resignation of any party hereto.

8.           Fees and Expenses of the Custodian.  It is understood that the Custodian shall be entitled to receive the Custodian Fee, and receive reimbursement for reasonable out-of-pocket expenses under this Agreement as specified in a separate fee agreement between the Custodian and the Borrower.  Such Custodian Fees and expenses shall be payable solely out of Available Funds pursuant to clause fifth of Section 1.4(d) and clause fifth of Section 1.4(e)of the Loan Agreement, as applicable.

9.           Inspection.  Upon reasonable prior written notice to the Custodian, each of the Agent, the Borrower and their respective authorized auditors, attorneys, accountants and representatives will be permitted during the Custodian’s normal business hours (i) to examine the Mortgage Files, documents, records and other papers in the possession or under the control of the Custodian relating to any or all of the Mortgage Loans, and (ii) to discuss matters relating to the Custodian’s performance under the Transaction Documents or the Custodian’s performance under the documents comprising the Mortgage Files, in each case, with any of the officers, directors and employees of the Custodian having knowledge of such matters.  The reasonable out-of-pocket expenses incurred by the Custodian, if any, in connection with any such examination shall be payable by the Borrower from Available Funds pursuant to clause fifth of Section 1.4(d) and clause fifth of Section 1.4(e) of the Loan Agreement, as applicable.

10.           Insurance of the Custodian.  The Custodian shall, at its own expense, maintain at all times during the term of this Agreement and keep in full force and effect (a) fidelity insurance, (b) theft of documents insurance, (c) fire insurance, and (d) forgery insurance.  All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for similar insurance typically maintained by financial institutions that act as custodians in similar transactions.  The parties hereto hereby agree that Fifty Million Dollars ($50,000,000) in insurance coverage shall satisfy such requirement on the Closing Date.  From time to time upon request (but no more than twice per year) the Custodian shall deliver to the Agent and the Borrower evidence to the Agent and the Borrower that such insurance is (and remains) in full force and effect.

11.           Periodic Statements.  Within two (2) Business Days after the written request of the Agent, the Servicer or the Borrower, the Custodian shall provide to the requesting party a list of all the Mortgage Loans for which the Custodian holds a Mortgage File pursuant to this Agreement.  Such list may be in the form of a Custodial Monthly Report.

12.           Copies of Mortgage Files.  Within three (3) Business Days after the written request of the Agent, the Custodian shall provide the Agent, at the Borrower’s expense, with copies of the documents in the Mortgage Files.

13.           Resignation by and Removal of Custodian; Successor Custodian.

(a)           The Custodian may at any time resign and terminate its obligations under this Agreement upon at least sixty (60) days’ prior written notice to the Borrower and the Agent; provided, however, that no such resignation or termination shall be effective until a successor Custodian is appointed (and accepts such appointment) pursuant to the terms of this Section 13.  Promptly after receipt of notice of the Custodian’s intended resignation, the Borrower shall appoint, by written instrument, a successor custodian satisfying the provisions of Section 13(d) and acceptable to the Agent in its sole discretion.  If the Borrower fails to appoint a successor custodian pursuant to the terms hereof within thirty (30) days after receipt of the Custodian’s notice of resignation, the Agent shall have the exclusive right to appoint by written instrument a successor custodian.  If the Agent fails to appoint a successor Custodian within sixty (60) days after receipt of the Custodian’s notice of resignation, the Custodian may petition a court of competent jurisdiction to appoint a successor custodian.  One original counterpart of any aforementioned instrument of appointment shall be delivered to each of the Borrower, the Agent and the successor custodian.

(b)           The Agent, with or without cause, upon at least forty five (45) days’ written notice to the Custodian, may remove and discharge the Custodian (or any successor custodian thereafter appointed) from the performance of its obligations under this Agreement (and its obligations as Custodian under any other Transaction Documents).  A copy of such notice shall be delivered to the Custodian and the Borrower.  Promptly after the giving of notice of removal of the Custodian, the Agent shall appoint, by written instrument, a successor custodian.  One original counterpart of such instrument of appointment shall be delivered by the Agent to each of the Borrower, the Custodian and the successor custodian.  If the Agent fails to appoint a successor custodian within sixty (60) days after giving notice of removal and discharge to the Custodian, the Custodian may petition a court of competent jurisdiction to appoint a successor custodian.

(c)           In the event of any such resignation or removal, the Custodian shall promptly transfer to the successor custodian, as directed in writing by the Agent, all Mortgage Files being administered under this Agreement.

(d)           Each successor Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least Forty Million Dollars ($40,000,000), shall be qualified to do business in each jurisdiction in which it will hold any Mortgage File and shall not be an Affiliate of the Borrower, MPIC or the Servicer.

(e)           The fees, costs and expenses incurred by any party hereto as a result of any resignation or removal of the Custodian hereunder shall be paid on behalf of such party by the Custodian or reimbursed to such Person by the Custodian, unless the Custodian was removed without cause by the Agent, in which case the fees, costs and expenses incurred as a result of such removal shall be for the account of the Borrower.

14.           Indemnity.  The Borrower, to the extent of funds available to pay such amounts pursuant to clause tenth of Section 1.4(d) and clause ninth of Section 1.4(e) of the Loan Agreement, as applicable, agrees to indemnify and hold harmless the Custodian and each of its assigns, Affiliates, officers, directors, agents and employees to the extent so set forth in Section 5.1 of the Loan Agreement; provided, however, that this Section 14 shall not relieve the Custodian from liability for its willful misfeasance, bad faith or gross negligence.  The provisions of this Section 14 shall survive the resignation or removal of the Custodian and the termination of this  Agreement.  Any amounts payable by the Borrower hereunder shall be limited to funds available to pay such amounts pursuant to clause tenth of Section 1.4(d) and clause eighth of Section 1.4(e) of the Loan Agreement, as applicable.

15.           Limitation of Liability.

(a)           In connection with the Custodian’s timely performance of its obligations and duties under Sections 4, 5 and 6 hereof, the Custodian shall not be liable to the Borrower, the Agent or any other Person for any loss, claim, damage, liability or expense resulting from or arising out of any act or failure to act by it, other than for any loss, claim, damage, liability or expense arising out of the Custodian’s failure to perform such obligations in accordance with the standard of care set forth in Section 2.  Except in connection with the Custodian’s timely performance of its obligations and duties under Sections 4, 5, and 6 hereof (and its obligations as Custodian under any other Transaction Documents), the Custodian shall not be liable to the Borrower, the Agent or any other Person for any loss, claim, damage, liability or expense resulting from or arising out of any act or failure to act by it in connection with this Agreement, other than for any loss, claim, damage, liability or expense arising out of willful misfeasance, lack of good faith, negligence or reckless disregard of its obligations hereunder.

(b)           In the Custodian’s review of documents pursuant to Sections 4, 5, and 6 of this Agreement, the Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

(c)           In the absence of bad faith on the part of the Custodian, the Custodian may rely upon and shall be protected in acting upon, or refraining to act upon (in each case, in accordance with the terms of this Agreement and under any other Transaction Document), any written instruction, notice, request, order, direction, certificate, opinion or other instrument or document reasonably believed by the Custodian to be genuine and conforming to the terms of this Agreement or the related Transaction Document and to have been executed and delivered by any Persons the Custodian reasonably believes to be authorized to give such writings, who shall only be, with respect to the Borrower and the Agent, persons the Custodian believes in good faith to be Authorized Representatives.

(d)           The Custodian may consult with counsel reasonably acceptable to the Agent and the Borrower with regard to legal questions arising out of or in connection with this Agreement (and/or any other Transaction Documents), and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Custodian in reliance, in good faith and in accordance therewith.

(e)           The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon, or security interest in, any Mortgage Loans or related Mortgage Files purported to be granted at any time pursuant to the Loan Agreement.

(f)           None of the provisions of this Agreement shall require the Custodian to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the  performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it in its sole judgment shall believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)           The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement.

(h)           The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, recordation, adequacy or perfection of any lien upon or security interest in any Mortgage Files or Mortgage Loans.

(i)           In no event shall the Custodian, its agents, attorneys, directors, officers or employees be liable for any indirect, special or consequential damages (including lost profits) whether or not they have been advised of the likelihood of such damages.

16.           Borrower, MPIC and the Servicer Remain Liable.  Notwithstanding any term or provision of this Agreement, (a) MPIC, the Servicer and the Borrower shall remain liable under the Loan Agreement, the Purchase Agreement and the other agreements executed with respect to the Purchased Assets (including, without limitation, the other Transaction Documents) to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed and (b) the exercise by the Agent or the Custodian of any of their respective rights under this Agreement shall not release the Borrower, MPIC or the Servicer from any of their respective duties or obligations under the Loan Agreement, the Purchase Agreement or any other agreement executed with respect to the Purchased Assets (including, without limitation, the other Transaction Documents).

17.           Term of Agreement.  This Agreement shall be terminated upon written notice of termination from the Agent to the Custodian and payment in full of all amounts due to the Custodian hereunder.  If the Loan Agreement has terminated on or prior to the termination of this Agreement, then, following receipt of written notice of such termination from the Agent, the Custodian shall deliver all documents remaining in the Mortgage Files to the Borrower or its designee at the Borrower’s expense.  If the Loan Agreement remains in effect at the time this Agreement is terminated, then, following receipt of written notice of such termination from the Agent, the Custodian shall deliver all documents remaining in the Mortgage Files to the Agent or such other person as may be designated by the Agent at the Borrower’s expense.

18.           Authorized Representatives.

(a)           The names of the officers or representatives of the Borrower, the Servicer and of the Agent who are authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Borrower, the Servicer and the Agent (“Authorized Representatives”) are set forth on Exhibit 4 hereto.  From time to time, the Borrower, the Servicer and the Agent may, by delivering to the Custodian and such other Person a revised Exhibit 4, change the information previously given therein, but the Custodian shall be entitled to rely conclusively on the last Exhibit 4 until receipt of a superseding Exhibit 4.

(b)           The parties hereto acknowledge and agree that ECCU has been appointed pursuant to the Loan Agreement as Servicer to service, administer and collect the Mortgage Loans and otherwise to enforce the rights and interests of the Borrower in and under the Mortgage Loans and the other Purchased Assets.  Until receipt by the Custodian of written notice, with a copy to the Borrower and ECCU, from the Agent of the succession of the Back-up Servicer to the role of Servicer, or of the appointment and acceptance of a successor Servicer pursuant to the provisions of the Loan Agreement, the Borrower hereby authorizes and instructs the Custodian to accept performance of ECCU, as Servicer, as the agent of the Borrower with respect to matters relating to the servicing, administration and collection of the Mortgage Loans and the enforcement of the rights and interests of the Borrower in and under the Mortgage Loans and the other Purchased Assets, including the discharge of such duties of the Borrower hereunder.

19.           Notices.

(a)           All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth opposite its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto.  Notices and communications by facsimile shall be effective when sent and receipt has been confirmed, if sent during business hours on a Business Day (if not sent during business hours on a Business Day, then on the next Business Day) (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received:

If to the Borrower:	955 West Imperial Highway
Brea, California 92821
Attention: Bill Dodson
Telecopier No.: (714) 671-5792
Telephone No.: (714) 671-5700 x 1436

If to the Servicer:	Evangelical Christian Credit Union
955 West Imperial Highway
Brea, California 92821
Attention: CML Loan Servicing Director
Telecopier No.: (714) 671-5792
Telephone No.: (714) 671-5700 x 1434

If to the Agent:	BMO Capital Markets
115 S. LaSalle Street, 13th Floor West
Chicago, IL 60603
Attn: Conduit Management Team
Group Email: FundingDesk@bmo.com
Group Fax: (312) 461-3189 / (312) 294-4908

With a copy to:
BMO Capital Markets
115 S. LaSalle Street, 13th Floor West
Chicago, IL 60603
Attn: Barbara Boone
Telephone: (312) 293-4485

With a copy to:
BMO Capital Markets Corp.
2100 McKinney Avenue, Suite 1401
Dallas, TX 75201
Attention: David Piotrowski
Telecopier No.: (214) 661-1510
Telephone No.: (214) 661-1515

If to the Custodian:	U.S. Bank National Association
Document Custody Services
1133 Rankin Street, Suite 100
St. Paul, MN 55116
Attention: Private Certifications/BMO-Ministry
Telecopier No.: (651) 695-6102
Telephone No.: (651) 695-5912

20.           GOVERNING LAW.  THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

21.           CONSENT TO SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.  EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 19 HEREOF.  WITH RESPECT TO ANY CLAIM ARISING OUT OF THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO BROUGHT IN ANY SUCH COURT.  EACH PARTY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY, PROVIDED THAT SERVICE OF PROCESS IS MADE AS SET FORTH IN THIS SECTION 21, OR BY ANY OTHER LAWFUL MEANS.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

The prevailing party in any action, suit or proceeding shall be entitled to recover its fees and expenses incurred from the non-prevailing party in addition to other remedies which may be available to the prevailing party.

22.           Assignment; Binding Effect.  No party to this Agreement may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties hereto.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  In addition, the Lender shall be a third party beneficiary hereof.

23.           Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

24.           Heading.  The Section headings are not part of this Agreement and shall not be used in its interpretation.

25.           Representations, Warranties and Covenants of the Custodian.

(a)           The Custodian hereby represents and warrants to, and covenants with, the Agent, for the benefit of the Lender, and the Borrower that as of the date hereof and as of each Purchase Date:

(i)           The Custodian is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.  The Custodian is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all licenses, authorizations, consents and approvals of Governmental Authorities and tax, accounting, licensing and regulatory bodies required to carry on its business in each jurisdiction in which its business is conducted;

(ii)           The Custodian has the full power and authority to hold each Mortgage Loan and each other item in any Mortgage File on behalf of the Agent, for the benefit of the Lender, and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by, this Agreement and the Loan Agreement and the other Transaction Documents to which it is a party.  The Custodian has duly authorized the execution, delivery and performance of this Agreement, the Loan Agreement and the other Transaction Documents to which it is a party and has duly executed and delivered this Agreement, the Loan Agreement and the other Transaction Documents to which it is a party.  This Agreement, the Loan Agreement and the other Transaction Documents to which the Custodian is a party constitute the legal, valid and binding obligations of the Custodian, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship, fraudulent conveyance, and general principles of equity;

(iii)           None of the execution and delivery of this Agreement, the Loan Agreement or the other Transaction Documents to which the Custodian is a party, nor the delivery of Mortgage Files to the Custodian, nor the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and/or the Loan Agreement or other Transaction Documents, will conflict with or result in a breach of any of the terms, conditions or provisions of the Custodian’s charter or bylaws or any agreement or instrument to which the Custodian is a party or by which it is subject or bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Custodian or any of its property is subject;

(iv)           There is no litigation pending or threatened which, if determined adversely to the Custodian, would adversely affect the execution, delivery or enforceability of this Agreement, the Loan Agreement or any other Transaction Document to which the Custodian is a party, or any of the duties or obligations of the Custodian thereunder;

(v)           No consent, approval, authorization or order of any court or Governmental Authority, or licensing, accounting, tax or regulatory body or other body, is required for the execution, delivery and performance by the Custodian of or compliance by the Custodian with this Agreement, the Loan Agreement or any other Transaction Document to which it is a party or the consummation of the transactions contemplated hereby or thereby;

(vi)           Upon written request of the Agent, the Custodian shall take such reasonable steps as requested by the Agent to protect or maintain any interest in any Purchased Asset;

(vii)           All information heretofore furnished by the Custodian to the Borrower, the Agent or the Lender for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Custodian (or any of its officers or employees) to the Borrower, the Agent or the Lender will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or be otherwise misleading in light of the circumstances under which such information was furnished.  The Custodian has not been notified by any party that any third party claims an interest in the Mortgage Loans or other documents related thereto as a bailee with respect to the Mortgage Files, except such interests as are created under the Loan Agreement;

(viii)          The principal place of business and chief executive office of the Custodian, and the offices where it keeps all of its Records, are located at the address set forth below:

1133 Rankin Street, Suite 100
St. Paul, MN 55116

The Custodian agrees to provide twenty (20) Business Days’ prior written notice to the Borrower and the Agent of any change to such address in accordance with the terms of this Agreement.

(ix)           The Custodian is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least Forty Million Dollars ($40,000,000) and is (and, at all times during the term of this Agreement, shall remain) qualified to do business in the jurisdictions in which it will hold any Mortgage File; and

(x)           The Custodian has not been notified by any party that any third party claims an interest in any Mortgage Loan or Mortgage File or is requesting the Custodian to act as a bailee with respect to any Mortgage File, except such interests as are created under the Loan Agreement.

(b)           The Custodian covenants and warrants to the Agent, the Lender and the Borrower that as of each Purchase Date: (i) it currently holds, and during the term of this Agreement it shall hold, no adverse interest, by way of security or otherwise, in any Mortgage Loan or Mortgage File; (ii) the execution of this Agreement and the creation of the custodial relationship hereunder does not create any interest, by way of security or otherwise, of the Custodian in or to any Mortgage Loan or Mortgage File, other than the Custodian’s rights as custodian hereunder; and (iii) it hereby waives and releases any such adverse interest or interest which it has or may have in any Mortgage Loan or Mortgage File.

26.           ADVICE FROM INDEPENDENT COUNSEL.  THE PARTIES HERETO UNDERSTAND THAT THIS AGREEMENT IS A LEGALLY BINDING AGREEMENT THAT MAY AFFECT SUCH PARTY’S RIGHTS.  EACH PARTY REPRESENTS TO THE OTHERS THAT IS HAS RECEIVED LEGAL ADVICE FROM COUNSEL OF ITS CHOICE REGARDING THE MEANING AND LEGAL SIGNIFICANCE OF THIS AGREEMENT AND THAT IT IS SATISFIED WITH ITS LEGAL COUNSEL AND THE ADVICE RECEIVED FROM IT.

27.           Merger or Consolidation of the Custodian.  Any corporation, banking association or trust company into which the Custodian may be merged or converted or consolidated with, or any corporation, banking association or trust company resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation, banking association or trust company succeeding to all or substantially all of the corporate trust business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

28.           Certain Remedies; Instructions of the Agent.

(a)           The Custodian may, in its discretion (with the prior written consent of the Agent), and shall, at the direction of the Agent, perform the Custodian’s duties and protect and enforce the Custodian’s rights and the rights of the Agent and the Lender under this Agreement by such appropriate actions and proceedings as the Custodian (with the prior written consent of the Agent) or the Agent shall deem most effective to protect and enforce any such rights, whether by bringing suit for the specific enforcement of any covenant or agreement in this Agreement or any other Transaction Document or by the exercise of any power granted herein or therein, or by any other proper remedy or legal or equitable right, vested in the Custodian under this Agreement, any other Transaction Document or applicable law.

(b)           Without limitation to any provision of Section 28(a) hereof the Custodian hereby agrees to follow the instructions of the Agent with respect to the performance of the Custodian’s duties, the exercise of the Custodian’s powers and the enforcement of the Custodian’s rights (in any capacity) and the rights of the Agent and the Lender under this Agreement.

29.           Amendments.  No amendment or modification of any provision of this Agreement shall be effective without the written agreement of each of the parties hereto, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Custodian, the Borrower or the Servicer shall be effective without the written concurrence of the Agent.

30.           No Proceedings.  The Custodian hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings of the type referred to in the definition of “Event of Bankruptcy” in the Loan Agreement until there shall have elapsed one year and one day since the Final Payout Date under the Loan Agreement.

31.           Recordation of Agreement.  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at the Borrower's expense on direction by the Agent.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

MINISTRY PARTNERS FUNDING, LLC, as the Borrower

By: _________________________________________
Name:
Title:
EVANGELICAL CHRISTIAN CREDIT UNION, as the Servicer

By: _________________________________________
Name: Mark G. Holbrook
Title: President & Chief Executive Officer
U.S. BANK NATIONAL ASSOCIATION, as the Custodian
By: _________________________________________
Name:
Title:

LYON FINANCIAL SERVICES, INC. (d/b/a U.S. Bank Portfolio Services), as the Back-up Servicer
By: _________________________________________
Name:
Title:

BMO CAPITAL MARKETS CORP., as the Agent
By: _________________________________________
Name:
Title: